UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):December 1, 2011

SILVER BULL RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-33125	91-1766677
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

885 West Georgia Street, Suite 2200 Vancouver, B.C. V6C 3E8
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  604-687-5800

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  Entry into a Material Definitive Agreement.

On December 1, 2011, Silver Bull Resources, Inc. (“Silver Bull”) received commitments from certain investors (the “Investors”), each of whom entered into definitive subscription agreements (the “Subscription Agreements”), to purchase shares of its common stock, par value $0.01 per share (the “Common Stock”), in connection with a registered direct offering (the “Registered Direct Offering”).  A copy of the Form of the Subscription Agreement is attached hereto as Exhibit 10.1.

Pursuant to this Registered Direct Offering, Silver Bull agreed to sell an aggregate of 15,050,000 shares of its Common Stock to the Investors for aggregate gross proceeds, before deducting estimated offering expenses payable by Silver Bull, of $7.5 million.  The purchase price was $0.50 per share of Common Stock.  The offering is expected to close on or about December 9, 2011, subject to customary closing conditions including, but not limited to, the approval of the NYSE Amex and the Toronto Stock Exchange.

The Registered Direct Offering was effected as a takedown off Silver Bull’s registration statement on Form S-3, as amended (File No. 333-172789), which became effective on June 14, 2011 (the “Registration Statement”) pursuant to a prospectus supplement filed with the U.S. Securities and Exchange Commission on December 2, 2011.

The net proceeds to Silver Bull from the Registered Direct Offering will be used for the following purposes: (1) approximately $5,300,000 for drilling, metallurgy, and other geological work at the Sierra Mojada project; (2) approximately $1,300,000 for payments required pursuant to option agreements for certain concessions at the Sierra Mojada project; and (3) approximately $875,000 for general corporate purposes.

On December 2, 2011, Silver Bull issued a press release announcing the Registered Direct Offering.  A copy of the press release is attached hereto as Exhibit 99.1.

Forward-Looking Statements

Statements in this Current Report on Form 8-K that are not strictly historical in nature constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Such statements include, but are not limited to, Silver Bull’s issuance of securities, the amount of gross and net proceeds from the Registered Direct Offering, and the closing date of the Registered Direct Offering.  Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause actual results to be materially different from any results expressed or implied by such forward-looking statements.  All forward-looking statements are qualified in their entirety by this cautionary statement.  Silver Bull is providing this information as of this date and does not undertake any obligation to update any forward-looking statements contained in this Current Report on Form 8-K as a result of new information, future events or otherwise.

ITEM 9.01   Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description
10.1	Form of Subscription Agreement.
99.1	Press release issued on December 2, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 2, 2011

SILVER BULL RESOURCES, INC.

	By:	/s/ Sean Fallis
Sean Fallis
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Subscription Agreement.
99.1	Press release issued on December 2, 2011.